Exhibit 10.18

EXCLUSIVE DISTRIBUTION AND LICENSE AGREEMENT

GLAAM Co., Ltd.

GLAAM America CO., LTD. d/b/a G-SMATT America CO., LTD.

SCHEDULE 1 – PRODUCTS OF THE SUPPLIER

G-Glass Product List

Basic Model #		Product Specification	Remarks
G-GLASS COLOR	P80	Color, 12 x 12LEDs/m2
	P60	Color, 16 x 16LEDs/m2
	P40	Color, 24 x 24LEDs/m2
	P30	Color, 32 x 32LEDs/m2
	P30 D	Color, (32 x 32) + (32 x 32)LEDs/m2

G-GLASS MONO	P40 M	Mono, 24 x 24LEDs/m2
	P30 M	Mono, 32 x 32LEDs/m2

G-WALL		1) 6 panels/C32*32D, 2) 7 panels/C32*32D

MEDIA BOOTH		1) 5 panels/C32*32D, 2) 7 panels/C32*32D

SCHEDULE 2 – PRICING GUIDELINES

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SCHEDULE 3 – WARRANTY

Warranty

1. Warranty coverage

This warranty applies to G-Glass package (hereinafter referred to as the “G-Glass”) manufactured and supplied by GLAAM Co., Ltd (hereinafter referred to as the “GLAAM”) and G-Glass installed in Korea and/or overseas and guarantees that G-Glass is free from defects in terms of components and production process during the warranty period.

If G-Glass and component are found to be defective in terms of manufacturing defect during the warranty period, we will repair or replace the defective component with same or similar components. If repair is impossible due to the absence of the same or similar components, we will provide compensation for the defective component according to our warranty standard.

2. Eligibility

This warranty applies to G-Glass manufactured by GLAAM, and only applies to client who purchased G-Glass.

Client can request technical support from designated sales agency or GLAAM.

GLAAM may request proof of purchase for offering repair and technical support service.

This warranty cannot be transferred to a third party without consultation with GLAAM.

3. Free or Paid Repair & Maintenance

3-1 Range of free repair service-1-1 Warranty period and Operating/Storage environment Free repair is possible according to the free repair service standards (section 3-1-2) for each component for failures in the use and storage environment designated by GLAAM during the warranty period.

We are not responsible for any repair or replacement of any G-Glass not in operation or storage environment specified by GLAAM, once the warranty period expires, or under any conditions not provided in this warranty.

The warranty period starts from the ship-out date from GLAAM or the issued date of Receipt of Acquisition from the Client (depending on the terms and conditions of the contract) and applies for the following period.

•	Warranty period : Begins from the date of initial G-Glass acquisition

-	5 years: G-Glass, LED, Frame

-	2 years: Main component that correspond to electric components.

                           Driver, Controller, Power supply (SMPS/ Adaptor), Receiver

-	2 years: Cables (Input cable, Jump Cable)

•	Operating environment

-	G-Glass: Operating temperature range -30°C ~ 85°C, humidity below 90%

-	Driver: Ambient temperature range -30°C ~ 85°C, ambient humidity below 90%

-	Controller: Ambient temperature range -30°C ~ 60°C, ambient humidity below 90%

-	Power supply: Ambient temperature range -30°C ~ 60°C, ambient humidity below 90%, load factor below 80%

-	Receiver: Ambient temperature range -30°C ~ 85°C, humidity below 90%

-	Cables, etc.: Operating temperature range-30°C ~ 85°C, humidity below 90%

•	Recommended storage environment of G-Glass and Component

-	G-Glass: Storage temperature -20°C ~ 50°C, humidity below 60%

※  G-Glass must be removed from the Wooden packing for storage.

Component: Storage temperature -20°C ~ 50°C, humidity below 60%

3-1-2 Free repair service standards

GLAAM will repair or replace the defective G-Glass or component according to the free repair standards within the warranty period (section 3-1-1: warranty period and operating/storage environment) set by GLAAM, and for G-Glass failures not specified in the free repair standards, GLAAM will charge for the repairs (section 3-2: paid repair service).

•	G-Glass

-	Failures that occur within the operating environment of GLAAM’s warranty (section 3-1-1: warranty period and operating/storage environment).

-	LED free warranty is applied when defects occur as below.

Defect Type	Defect Criteria	Additional Criteria for Free Warranty	Replacement Schedule
A	More than 0.01% of the total LED pixels	If there are two or more defects in one panel.	Replacement will be made every six months collectively from the date of the defect. (Serious defects may be considered as a separate matter.)
B	More than 0.02% of the total LED pixels
C	More than 4 lines per 1m X 1m (lines per FPCB)

-	Defect Type

A: (1) When LED pixel is not lit.

     (2) When LED pixel is lit even with the absence of video data.

B: When LED pixel is lit in a different color.

C: LED brightness is lower than ambient LED in a formation of a line.

•	Electric components

-	In the case of operating abnormalities or functional problems occurring in a normal operating environment (section 3-1-1: warranty period and operating/storage environment) that is warranted by GLAAM

•	Cables

-	In the case of operating abnormalities or functional problems occurring in a normal operating environment (section 3-1-1: warranty period and operating/storage environment) that is warranted by GLAAM

3-2 Range of Paid repair service

3-2-1 Paid repair service

In the case of defects other than the scope of this warranty (3-1 free warranty range) and caused by abnormal use, electrical overcurrent, overvoltage, shock due to environmental problems, problems with electric components due to liquids, neglect, natural disaster, or by other conditions not specified in the operating/storage environment by GLAAM, the cost of repair service shall be borne by the Client even within the warranty period.

3-2-2 Paid repair service standards

Repair or replacement of G-Glass is not free of charge and will be charged for service according to the following standards:

-	Product defects after warranty period (section 3-1: warranty period).

-	Problems caused by the external environment (external shock, drops, etc.).

-	Request of re-installation after completion of Testing and Commissioning.

-	Defects due to the user’s fault (damage) such as negligence in handling.

-	Defects due to natural disasters (fires, lightning, earthquakes, gas explosions, typhoons, floods, and other disasters).

-	Defects due to power usage problems and unstable power due to the user’s fault.

-	Defects due to the repair, modification, installation, removal, disassembly, and reassembly by a third party other than the technical engineers designated by GLAAM.

-	Defects due to the use of non-genuine components and consumables not provided by GLAAM.

-	Defects due to abnormal substances that may enter inside the frame. (liquids, other substances)

-	Defects due to use outside the normal operating environment of G-Glass under GLAAM’s warranty (Section 3-1-1: warranty period and operating/storage environment).

-	Defects due to negligent management.

-	Defects not related to component or production defects.

-	Defects due to negligent installation.

-	Repair or technical support at the client’s request.

-	Defects due to overvoltage, overcurrent, and short circuit.

3-3 Additional cost of repairs

In the event of repairs, in addition to the cost of G-Glass or components, the following additional costs will be charged to the client at that point in time for the repair.

•	Additional paid repair service items

-	Labor costs

-	Travel expenses

-	Installation cost and equipment usage fees

-	Shipping costs

-	Other extra expenses

4. Compensation for non-repair or replacement

If GLAAM determines that a defective component cannot be repaired or replaced with a similar component, it will be replaced with similar G-Glass or compensated for.

The amount of compensation is subject to the terms of the contract and may vary.

If it is replaced with similar G-Glass, the price difference reflecting the compensation amount may be charged

The depreciation or remaining value is calculated according to the calculation method below

•	Compensation calculation

Compensation amount = Remaining value + 5% of original G-Glass purchase price

•	Remaining value calculation

Remaining value = (G-Glass purchase price / Contract amount valid years) x Remaining valid years

•	Contract amount valid years

The initial contract amount of G-Glass is valid for 5 years.

•	Remaining valid years

Remaining valid years = (Contract amount valid years – years of use)

5. Repair and technical support application procedure

If the problem is considered to be a manufacturing defect, we will repair or replace it with the same functional component.

If client have G-Glass defect, follow the repair and technical support application procedure as below.

•	Application procedure

a.	Please contact to GLAAM by email or phone.

b.	Warranty will proceed only after completing and delivering the A/S application form provided by GLAAM. (Warranty cannot proceed without A/S application form.)

c.	GLAAM will make reasonable efforts to provide a solution to resolve the problem, and if the problem is not resolved, the component will be repaired or replaced after inspection.

d.	If the designated sales agency does not have the necessary components, they will be shipped from GLAAM and this may take some time.

e.

The replaced components shall be collected and the shipping cost shall be prepaid by the shipper. GLAAM will compensate shipping cost according to the cause of defect. If they are not returned, GLAAM may charge for the replaced components.

f.	In principle, the replaced G-Glass shall be collected. However, local disposal and collection/processing can be determined by prior consultation.

g.	GLAAM reserves the right to refuse free or paid warranty repair services after the warranty period.

h.	The retention period and the useful life of G-Glass and component are as follows.

Item	Retention Life
G-Glass, LED	5 years

Frame	5 years

Driver	2 years

HDMI Controller	2 years

Power Supply (SMPS/ Adaptor)	2 years

Receiver	2 years

Cables (Input cable, Jump Cable)	2 years

6. Other return issues

-	If the test results show no defect after the return of a defective component, GLAAM has the right to charge related costs regardless of the warranty period.

-	In case any damage occurs to the returned component during shipment due to packaging problems, GLAAM may charge the client for the components.

7. Limits and responsibility of national/local laws

This warranty provides specific legal rights.

•	Responsibility

The client may have different rights depending on the country or region in which G-Glass is installed, but it is the client’s responsibility to determine whether the G-Glass meets federal, state, regional and local legal interpretations and regulations, including construction, safety, and applicable national regulations.

There are numerous laws and building and safety regulations that govern the design and use of glass entrances, windows, and curtain wall G-Glass. The manufacturer does not limit the selection of G-Glass specifications and does not limit the installation location. Therefore, GLAAM assumes no responsibility or liability.

•	Limitation

-	GLAAM is not liable for G-Glass not supplied from GLAAM

-	GLAAM is not liable for lease costs borne by the client.

-	Any damage to G-Glass caused during shipment shall be subject to the terms of the contract.

-	Any delivery delays caused by the shipping company shall be subject to the terms of the contract.

-	GLAAM is not liable for any loss of structure and other facilities during installation or removal.

-	Except the G-Glass warranty (or third-party products that consist of G-Glass) specified in this warranty, the following are not warranted.

(a) Marketability

(b) Suitability for a specific purpose

(c) Infringement of intellectual property rights of third party

(d) Transaction process or implementation process, use or transaction practice whether stated or implied by law

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If (a) client does not follow the instructions in GLAAM in relation to G-Glass storage, installation, consignment, use, or G-Glass maintenance, or (b) changes or repairs G-Glass without prior written consent, our warranty is void and the client shall not have any rights.

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The remedies in this warranty and overall legal liability shall be waived and denied by GLAAM in respect of the Client’s arbitrary and exclusive remedy and any breach of warranty of the Products acquired.

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GLAAM shall not be liable for any consequential, indirect, incidental, special, direct, exemplary, punitive, or aggravated damages, loss or profit of value or profit loss status and in any of the following circumstances regardless of the violation of this warranty.

(a) Predictability of damage

(b) Whether the client has been informed (noticed) about possibility of loss

(c) Legal or fair theory based on client dissatisfaction (a contract, tort, or other act)

(d) In the absence of a remedy or any agreement for an essential purpose

-	The total liability of GLAAM shall not in any case exceed the amount paid to us by the client for G-Glass, regardless of breach of contract, tort (including carelessness) or other reasons.

8. Precautions

Precautions related to safety are intended to prevent unexpected hazards or damage in advance by using G-Glass safely and correctly.

•	Precautions for arbitrary disassembly and modification

Do not arbitrarily disassemble or modify G-Glass if client are not an installation/repair professional. Otherwise, it may cause damage to G-Glass or fire/electric shock.

•	Precautions on the power supply

Please select and use the proper power source for G-Glass. There is a risk of fire/electric shock.

•	Installation and maintenance restrictions

Only the designated company shall provide maintenance for G-Glass.

In the event of unauthorized repairs and modifications that result in abnormal operation of G-Glass, the G-Glass cannot receive warranty services.

•	Precautions for the use environment

G-Glass should be used in a suitable environment for each component.

•	Cleaning precautions

When cleaning G-Glass, do not use cleaning agents that contain chemicals such as benzene and thinner. This may cause discoloration and damage to G-Glass.

If liquids and chemicals come into direct contact with electric components, they will cause malfunctions.

GLAAM Co., Ltd.

298-42, Cheongbukjungang-ro, Cheongbuk-myeon,

Pyeongtaek-si, Gyeonggi-do, Republic of Korea

TEL: 070-4896-5001

Warranty Guide

1. Start of warranty

In principle, the warranty period applies to G-Glass produced by GLAAM and starts from the ship-out date from GLAAM or the issued date of Receipt of Acquisition from the Client. (Depending on the terms and conditions of the contract)

2. Delivery Method

The starting date of the warranty may change depending on the delivery method of the contract.

•	EXW, FOB, CPT, CIF

-	Client inspects G-Glass directly at GLAAM’s Factory

-	Client inspects G-Glass and submits the Receipt of Acquisition to GLAAM

-	The warranty period starts from the ship-out date from GLAAM’s factory.

•	DAP

-	Inspect G-Glass at the destination.

-	Client inspects G-Glass and submits the Receipt of Acquisition to GLAAM

-	The warranty period starts when GLAAM receives the Receipt of Acquisition.

-	If the Receipt of Acquisition in undelivered to GLAAM, the warranty period starts 30 days after the G-Glass’ arrival.

-	Upon client request, cost will incur for dispatching inspection equipment and inspectors.

3. Acceptance inspection

The list of items to inspect for acceptance shall be consulted in advance between GLAAM and Client. The Client will prepare a Checklist and a Receipt of Acquisition according to the agreed items.

•	Responsibility

-	Client have the obligation to be responsible for inspecting G-Glass.

-	GLAAM is responsible for taking actions against G-Glass defects during the acceptance inspection.

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Based on DAP, acceptance inspection and issuance of Receipt of Acquisition is to be completed within 30 days of G-Glass arrival. After 30days of G-Glass arrival, it will be assumed that the inspection has been completed with no defective G-Glass recognized during the inspection.

-	GLAAM will be responsible for defective G-Glass until they receive the Receipt of Acquisition.

-	Receipt of Acquisition must be issued before G-Glass installation.

-	GLAAM will not be responsible for defective G-Glass occurred during and after installation without Receipt of Acquisition.

-	After the completion of inspection and issuance of Receipt of Acquisition, Client will be responsible for defects occurred during installation and operation process.

•	Defectives

-	If defects are found during the acceptance inspection, the Client must immediately contact GLAAM.

-	Client must provide photos, videos, explanation of observable defects etc. and any further information in order to receive quick response to the problem.

-	GLAAM will check the information provided by the client and take immediate action.

Warranty Start Date / Delivery / Inspection Details
Delivery Method	FOB, CPT, CIF, EX-Works	DAP

Acceptance Inspection Location	GLAAM’s Factory	Client designated destination

Issuance of Receipt of Acquisition	Issued at GLAAM’s Factory	Issued within 30days of arrival

Warranty Start Date	Ship-out date from GLAAM’s Factory	Issued date of Receipt of Acquisition
If Receipt of Acquisition is not issued, warranty period will start 30 days after G-Glass’ arrival

Responsibility	GLAAM is responsible for defects identified during the acceptance inspection
Once the Receipt of Acquisition, the client will be responsible for defects identified during installation

4. Installation

In principle, the installation shall be supervised by the Client’s Supervisors.

•	Responsibility and Authority

-	Client’s Supervisors may request Advisors from GLAAM.

-	Expenses related to requesting Advisors are borne by the Client.

-	GLAAM will not be responsible for any installation problems caused while the Advisor is dispatched.

-	GLAAM will provide Installation Guidelines. Client or a construction company designated by the Client must comply and complete construction along these guidelines.

-	GLAAM can provide training for the Client; However expenses relating to equipment and facilities required for training purposes will not be provided by GLAAM.

•	G-Glass Installation Procedure

a. Acceptance inspection completed by Client.

b. Installation to proceed under the supervision of Client’s Supervisor.

c. Testing and Commissioning

-	Tests should be conducted within one week after completion of G-Glass installation.

-	If abnormality in G-Glass is found during the test run and if the problem is difficult to resolve, the Client shall request GLAAM to analyze the cause.

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Client will be responsible for costs related to analyzing this cause. Unless, the cause if not recognized as G-Glass defect, the cost of taking action against the abnormal operation will be charged to the Client.

d. Completion of G-Glass installation.

•	Installation flow chart

-	FOB, CPT, CIF, EX-Works

-	DAP

•	Checklist

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•	Receipt of Acquisition

Receipt of Acquisition

Product Information

Project Name		Client

PO No.		Sales Person of GLAAM

Quantity	EA	Ship-out Date

No	Inspection Item	Quality Inspection Standards	Result
1	Visual Inspection	Visual check of Glass and Frame (Air bubbles, Debris, Scratches, Damage etc.)	OK

2	Dimensional Inspection	Satisfied with final drawing specifications	OK

3	Functional Inspection	No defect during Line test. (No LED light, Dim LED light, Persistent LED light etc.)	OK
TOTAL RESULT			• Approved • Non Approved
Remarks:

Sales Person of GLAAM		CLIENT
Company		Company

Department		Department

Position		Position

Name		Name

Acquisition Date	9-May-20	Acquisition Date	12-Jul-05

•	A/S Application Form

A/S Application Form
Client	Project Name

Defect Occurance Date	Completion Date

Warranty Start Date	Installation Site

Defect Details with photos and/or videos

Corrective Action

Request

SCHEDULE 4 – BANK ACCOUNT OF SUPPLIER

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